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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         MAY 3, 2001
                                                 -------------------------------


                      APPLIED EXTRUSION TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-19188                   51-0295865
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(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


                      3 Centennial Drive, Peabody, MA 01960
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code        (978) 538-1500
                                                    ----------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On May 3, 2001, Applied Extrusion Technologies, Inc., QPF, LLC, and Hood Companies, Inc. entered into an Asset Purchase Agreement.

         Pursuant to this agreement and subject to its terms and conditions, Applied Extrusion Technologies, Inc. will purchase certain assets of QPF, LLC, which is Hood Companies, Inc.'s oriented polypropylene films business located in Streamwood, Illinois. The purchase price for the assets is $15,000,000, of which $6,000,000 will be paid in cash and $9,000,000 will be paid in the form of a short-term note. Applied Extrusion Technologies, Inc. will also issue a second short-term note in an amount to be determined at closing (but expected to be approximately $8,000,000) for inventory acquired from QPF, LLC. The closing is currently scheduled to occur on June 29, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          APPLIED EXTRUSION TECHNOLOGIES, INC.


                                           By: /s/ Anthony J. Allott

                                               Name:  Anthony J. Allott
                                                      -------------------------
                                               Title: Senior Vice President and
                                                      Chief Financial Officer


Date:    May 9, 2001